EXHIBIT 99.1

Dolby Laboratories Reports Fourth Quarter and Fiscal 2020 Financial Results

SAN FRANCISCO, Nov. 12, 2020 (GLOBE NEWSWIRE) -- Dolby Laboratories, Inc. (NYSE:DLB) today announced the company's financial results for the fourth quarter and fiscal year that ended September 25, 2020. For the fourth quarter, Dolby reported total revenue of $271.2 million, compared to $298.8 million for the fourth quarter of fiscal 2019. For fiscal 2020, Dolby reported total revenue of $1.16 billion, compared to $1.24 billion for fiscal 2019.

“Dolby experiences are expanding to a broader range of content,” said Kevin Yeaman, President and CEO, Dolby Laboratories. “With the launch of iPhone 12, consumers are now able to create in Dolby Vision and we are also beginning to address content experiences and interactions within new use cases and industries as we enable developers through Dolby.io.”

Fourth quarter GAAP net income was $26.8 million, or $0.26 per diluted share, compared to GAAP net income of $43.9 million, or $0.43 per diluted share for the fourth quarter of fiscal 2019. On a non-GAAP basis, fourth quarter net income was $45.8 million, or $0.45 per diluted share, compared to $67.6 million, or $0.66 per diluted share for the fourth quarter of fiscal 2019. Fourth quarter cash flows from operations was $112.7 million, compared to $130.5 million for the fourth quarter of fiscal 2019. A complete listing of Dolby's non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

Fiscal 2020 GAAP net income was $231.4 million, or $2.25 per diluted share, compared to $255.2 million, or $2.44 per diluted share for fiscal 2019. On a non-GAAP basis, fiscal 2020 net income was $305.2 million, or $2.97 per diluted share, compared to $334.6 million, or $3.20 per diluted share, for fiscal 2019. Fiscal 2020 cash flows from operations was $343.8 million, compared to $327.7 million for fiscal 2019.

COVID-19

Dolby continues to monitor the COVID-19 pandemic and its impact on our company. Our priorities continue to be the safety and well-being of our employees and supporting our communities. Since the initial outbreak of COVID-19, our revenues have been, and we expect will continue to be, impacted across various markets within licensing and products and services. The implications of COVID-19 on our future results of operations remain uncertain.

We expect continued significant uncertainty in global financial markets. Dolby’s financial results for the fourth quarter of fiscal 2020 rely on estimates of royalty-based revenue that take into consideration the macroeconomic effect of global events, including the COVID-19 pandemic, which may impact supply chain activities and demand for shipments. For more information, see the section captioned “Critical Accounting Policies and Estimates” in our most recently filed Quarterly Report on Form 10-Q.

Dividend

Today, Dolby announced a cash dividend of $0.22 per share of Class A and Class B common stock, payable on December 4, 2020, to stockholders of record as of the close of business on November 24, 2020.

Financial Outlook - First and Second Quarters Fiscal 2021

Unit volume shipments, aggregated across various end markets and devices, continue to be impacted and difficult to predict because of economic uncertainty due to COVID-19, and it remains unclear when such unit volumes could return to pre-pandemic levels. The global cinema market has been adversely impacted by COVID-19 because of site closures or reduced utilization, and we anticipate that cinema sites could continue to be negatively affected through the first half of fiscal 2021 or longer.

Our actual results could differ materially from the estimates we are providing due in part to the challenging economic environment and highly uncertain effects of COVID-19. The estimates we are providing for future periods reflect certain assumptions about the potential impact of COVID-19, based upon a consideration of external and internal data and information. For more information, see "Forward-Looking Statements" in this press release for a description of certain risks that we face, and the section captioned “Risk Factors” in our most recently filed Quarterly Report on Form 10-Q.

First Quarter Fiscal 2021

Dolby is providing the following estimates for its first quarter of fiscal 2021:

  Total revenue is estimated to range from $330 million to $360 million

  Gross margin percentages are anticipated to range from 90% to 91% on a GAAP basis and from 91% to 92% on a non-GAAP basis

  Operating expenses are anticipated to range from $207 million to $219 million on a GAAP basis and from $175 million to $185 million on a non-GAAP basis

  Effective tax rate is anticipated to range from 20% to 21% on both a GAAP and non-GAAP basis

  Diluted earnings per share is anticipated to range from $0.70 to $0.85 on a GAAP basis and from $0.97 to $1.12 on a non-GAAP basis

Second Quarter Fiscal 2021

Dolby is also providing the following estimate for its second quarter of fiscal 2021:

  Total revenue is estimated to range from $270 million to $300 million

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss fourth quarter and fiscal 2020 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, November 12, 2020. Access to the teleconference will be available over the Internet from http://investor.dolby.com/event-calendar or by dialing 1-800-289-0438. International callers can access the conference call at 1-323-794-2423.

A replay of the call will be available from 5:00 p.m. PT on Thursday, November 12, 2020, until 8:59 p.m. PT on Thursday, November 19, 2020, by dialing 1-844-512-2921 (international callers can access the replay by dialing 1-412-317-6671) and entering the confirmation code 5368845. An archived version of the teleconference will also be available on the Dolby website, http://investor.dolby.com.

Non-GAAP Financial Information

To supplement Dolby's financial statements presented on a GAAP basis, Dolby provides certain non-GAAP financial measures to provide investors with an additional tool to evaluate Dolby's operating results in a manner that focuses on what Dolby's management believes to be its ongoing business operations. Specifically, we exclude the following as adjustments from one or more of our non-GAAP financial measures:

Stock-based compensation expense: Stock-based compensation, unlike cash-based compensation, utilizes subjective assumptions in the methodologies used to value the various stock-based award types that we grant. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between our underlying operating results and those of other companies, we exclude stock-based compensation expense.

Amortization of acquisition-related intangibles: We amortize intangible assets acquired in connection with acquisitions. These intangible assets consist of patents and technology, customer relationships, and other intangibles. We record amortization charges relating to these intangible assets in our GAAP financial statements, and we view these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of our acquisitions. As these amortization charges do not directly correlate to our operations during any particular period, and often remain unchanged between reporting periods, we exclude these charges to facilitate an evaluation of our current operating results and comparisons to our past operating performance.

Restructuring charges: Restructuring charges are costs associated with restructuring plans and primarily relate to costs associated with exit or disposal activities, employee severance benefits, and asset impairments. We exclude restructuring costs, including any adjustments to charges recorded in prior periods, as we believe that these costs are not representative of our normal operating activities and therefore, excluding these amounts enables a more effective comparison to our past operating performance.

Income tax adjustments: We believe that excluding the income tax effect of the aforementioned non-GAAP adjustments provides a more accurate view of our underlying operating results to management and investors.

Impact from Tax Reform: The enactment of the U.S. Tax Cuts and Jobs Act (Tax Reform), and any related amendments or revisions, requires certain discrete and infrequent charges that are not representative of current operating results and therefore, excluding these amounts enables a more effective comparison to our past operating performance.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby's management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby's business. Dolby's management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above. Investors are also encouraged to review Dolby's GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release, including, but not limited to, statements relating to Dolby's expected financial results for the first and second quarters of fiscal 2021, our ability to advance our long-term objectives, and future dividend payments are "forward-looking statements" that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those provided. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the potential impacts of the COVID-19 pandemic on Dolby’s business operations, financial results, and financial position (including the impact to Dolby partners and disruption of the supply chain and delays in shipments of consumer products; consumer demand for products that incorporate Dolby technologies; delays in the development and release of new products or services that contain Dolby technologies; delays in royalty reporting or delinquent payment by partners or licensees; the impact to the overall cinema market, including closures or limitations of cinema capacity and resulting adverse impact to Dolby’s revenue recognized on box-office sales and demand for cinema products and services; temporary Dolby office closures and other actions to protect Dolby’s workforce; and macroeconomic conditions that affect discretionary spending and access to products that contain Dolby technologies); risks associated with trends in the markets in which Dolby operates, including the Broadcast, Mobile, Consumer Electronics, PC, Cinema, and Other Markets; the loss of, or reduction in sales by, a key customer or licensee; pricing pressures; risks that the continued shift in content distribution from optical disc-based and other traditional media to online and streaming media content could result in fewer devices with Dolby technologies or less revenue from such devices; risks relating to conducting business internationally, including trade restrictions and changes in diplomatic or trade relationships; risks relating to the expiration of patents; the timing of Dolby's receipt of royalty reports and payments from its licensees, including recoveries; changes in tax regulations; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; Dolby's ability to increase its revenue streams and to expand its business generally, and to continue to expand its business beyond audio technologies to other technologies; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby's SEC filings and reports, including the risks identified under the section captioned "Risk Factors" in our most recent quarterly report on Form 10-Q. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE: DLB) is based in San Francisco with offices in over 20 countries around the globe. Dolby transforms the science of sight and sound into spectacular experiences. Through innovative research and engineering, we create breakthrough experiences for billions of people worldwide through a collaborative ecosystem spanning artists, businesses, and consumers. The experiences people have - with Dolby Cinema, Dolby Vision, Dolby Atmos, Dolby Audio, and Dolby Voice - revolutionize entertainment and communications at the cinema, on the go, in the home, and at work.

Dolby, Dolby Cinema, Dolby Vision, Dolby Atmos, Dolby Audio, Dolby Voice, and the double-D symbol are among the registered and unregistered trademarks of Dolby Laboratories, Inc. in the United States and/or other countries. Other trademarks remain the property of their respective owners. DLB-F

DOLBY LABORATORIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts; unaudited)

	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	September 25, 2020	September 27, 2019	September 25, 2020	September 27, 2019
Revenue:
Licensing	$256,904	$264,796	$1,078,577	$1,107,280
Products and services	14,287	34,031	83,215	134,340
Total revenue	271,191	298,827	1,161,792	1,241,620

Cost of revenue:
Cost of licensing	12,665	16,770	50,822	57,531
Cost of products and services	29,800	29,190	95,676	103,323
Total cost of revenue	42,465	45,960	146,498	160,854

Gross margin	228,726	252,867	1,015,294	1,080,766

Operating expenses:
Research and development	61,726	60,191	239,045	237,871
Sales and marketing	81,396	82,149	335,933	343,835
General and administrative	55,581	53,013	219,753	205,425
Restructuring charges/(credits)	(45)	6,294	1,821	36,558
Total operating expenses	198,658	201,647	796,552	823,689

Operating income	30,068	51,220	218,742	257,077

Other income/expense:
Interest income	494	5,689	12,725	24,919
Interest expense	(55)	(64)	(186)	(170)
Other income/(expense), net	3,985	(594)	8,434	481
Total other income	4,424	5,031	20,973	25,230

Income before income taxes	34,492	56,251	239,715	282,307
Provision for income taxes	(7,516)	(12,316)	(8,096)	(26,802)
Net income including controlling interest	26,976	43,935	231,619	255,505
Less: net (income) attributable to controlling interest	(147)	(17)	(256)	(354)
Net income attributable to Dolby Laboratories, Inc.	$26,829	$43,918	$231,363	$255,151

Net income per share:
Basic	$0.27	$0.44	$2.30	$2.51
Diluted	$0.26	$0.43	$2.25	$2.44
Weighted-average shares outstanding:
Basic	100,473	100,481	100,564	101,629
Diluted	102,722	102,945	102,944	104,572

DOLBY LABORATORIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands; unaudited)

	September 25, 2020	September 27, 2019
ASSETS
Current assets:
Cash and cash equivalents	$1,071,876	$797,210
Restricted cash	8,103	8,383
Short-term investments	46,948	119,146
Accounts receivable, net	180,340	189,115
Contract assets	161,357	195,651
Inventories, net	25,550	32,331
Prepaid expenses and other current assets	53,022	39,704
Total current assets	1,547,196	1,381,540
Long-term investments	52,149	179,587
Property, plant, and equipment, net	541,963	537,432
Operating lease right-of-use assets	76,515	—
Goodwill and intangible assets, net	489,376	515,720
Deferred taxes	118,881	114,075
Other non-current assets	91,245	93,395
Total assets	$2,917,325	$2,821,749

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,617	$15,212
Accrued liabilities	219,974	268,144
Income taxes payable	3,260	3,506
Contract liabilities	15,436	19,991
Operating lease liabilities	15,822	—
Total current liabilities	267,109	306,853
Non-current contract liabilities	24,342	24,404
Non-current operating lease liabilities	65,315	—
Other non-current liabilities	122,154	177,462
Total liabilities	478,920	508,719

Stockholders’ equity:
Class A common stock	58	58
Class B common stock	41	41
Retained earnings	2,443,138	2,327,877
Accumulated other comprehensive (loss)	(10,594)	(20,625)
Total stockholders’ equity – Dolby Laboratories, Inc.	2,432,643	2,307,351
Controlling interest	5,762	5,679
Total stockholders’ equity	2,438,405	2,313,030
Total liabilities and stockholders’ equity	$2,917,325	$2,821,749

DOLBY LABORATORIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands; unaudited)

	Fiscal Year-To-Date Ended
	September 25, 2020	September 27, 2019
Operating activities:
Net income including controlling interest	$231,619	$255,505
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	90,878	85,123
Stock-based compensation	86,628	76,580
Amortization of premium on investments	800	358
Provision for doubtful accounts	7,689	4,523
Deferred income taxes	(5,274)	(40,191)
Restructuring charge for exit of leased facility	1,640	33,251
Other non-cash items affecting net income	10,920	6,952
Changes in operating assets and liabilities:
Accounts receivable, net	1,251	(27,492)
Contract assets	34,297	(29,708)
Inventories	(11,784)	(16,098)
Operating lease right-of-use assets	(13,516)	—
Prepaid expenses and other assets	(5,680)	(6,200)
Accounts payable and accrued liabilities	(45,185)	169
Income taxes, net	(50,586)	(2,186)
Contract liabilities	(4,621)	1,084
Operating lease liabilities	15,618	—
Other non-current liabilities	(845)	(13,996)
Net cash provided by operating activities	343,849	327,674

Investing activities:
Purchases of investment securities	(287,777)	(265,361)
Proceeds from sales of investment securities	244,517	200,636
Proceeds from maturities of investment securities	246,621	136,951
Purchases of property, plant, and equipment	(66,347)	(96,281)
Payments for business acquisitions, net of cash acquired	—	(14,919)
Purchase of intangible assets	(2,640)	(17,255)
Net cash provided by/(used in) investing activities	134,374	(56,229)

Financing activities:
Proceeds from issuance of common stock	82,658	57,346
Repurchase of common stock	(173,742)	(340,585)
Payment of cash dividend	(88,581)	(77,496)
Distribution to controlling interest	(283)	(1,015)
Shares repurchased for tax withholdings on vesting of restricted stock	(23,065)	(22,788)
Payment related to prior purchases of intangible assets	(91)	—
Payment of deferred consideration for prior business combination	(4,671)	(743)
Net cash used in financing activities	(207,775)	(385,281)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	3,938	(5,821)
Net increase/(decrease) in cash, cash equivalents, and restricted cash	274,386	(119,657)
Cash, cash equivalents, and restricted cash at beginning of period	805,593	925,250
Cash, cash equivalents, and restricted cash at end of period	$1,079,979	$805,593

GAAP to Non-GAAP Reconciliations
(in millions, except per share data; unaudited)

The following tables present Dolby's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the fourth quarter of fiscal 2020 and 2019 and fiscal 2020 and 2019:

Net income:	Fiscal Quarter Ended		Fiscal Year Ended
	September 25, 2020	September 27, 2019	September 25, 2020	September 27, 2019
GAAP net income	$26.8	$43.9	$231.4	$255.2
Stock-based compensation (1)	21.8	17.0	86.7	76.6
Amortization of acquisition-related intangibles (2)	2.5	3.1	10.7	9.9
Restructuring charges	—	6.3	1.9	36.5
Impact of Tax Reform	—	—	—	(18.2)
Income tax adjustments	(5.3)	(2.7)	(25.5)	(25.4)
Non-GAAP net income	$45.8	$67.6	$305.2	$334.6

(1) Stock-based compensation included in above line items:
Cost of products and services	0.5	0.4	2.0	1.7
Research and development	6.3	5.3	25.7	23.2
Sales and marketing	8.2	5.8	32.0	28.1
General and administrative	6.8	5.5	27.0	23.6

(2) Amortization of acquisition-related intangibles included in above line items:
Cost of licensing	0.7	0.6	3.1	2.4
Cost of products and services	0.9	1.2	3.6	3.1
Research and development	0.1	0.1	0.7	0.2
Sales and marketing	0.8	1.3	3.3	4.2
General and administrative	—	(0.1)	—	—

Diluted earnings per share:	Fiscal Quarter Ended		Fiscal Year Ended
	September 25, 2020	September 27, 2019	September 25, 2020	September 27, 2019
GAAP diluted earnings per share	$0.26	$0.43	$2.25	$2.44
Stock-based compensation	0.21	0.17	0.84	0.73
Amortization of acquisition-related intangibles	0.03	0.03	0.10	0.09
Restructuring charges	—	0.06	0.02	0.35
Impact of Tax Reform	—	—	—	(0.17)
Income tax adjustments	(0.05)	(0.03)	(0.24)	(0.24)
Non-GAAP diluted earnings per share	$0.45	$0.66	$2.97	$3.20

Shares used in computing diluted earnings per share	103	103	103	105

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial amounts for the first quarter of fiscal 2021 included in this release:

Gross margin:				Q1 2021
GAAP gross margin (low - high end of range)				90% - 91%
Stock-based compensation				0.2%
Amortization of acquisition-related intangibles				0.8%
Non-GAAP gross margin (low - high end of range)				91% - 92%

Operating expenses:				Q1 2021
GAAP operating expenses (low - high end of range)				$207 - $219
Stock-based compensation				(24)
Amortization of acquisition-related intangibles				(1)
Restructuring charges, net				(7) - (9)
Non-GAAP operating expenses (low - high end of range)				$175 - $185

Diluted earnings per share:			Q1 2021
			Low	High
GAAP diluted earnings per share			$0.70	$0.85
Stock-based compensation			0.23	0.23
Amortization of acquisition-related intangibles			0.03	0.03
Restructuring charges, net			0.08	0.08
Income tax adjustments			(0.07)	(0.07)
Non-GAAP diluted earnings per share			$0.97	$1.12

Shares used in computing diluted earnings per share			103	103

Investor Contact:
Jason Dea
Dolby Laboratories, Inc.
415-357-7002
investor@dolby.com

Media Contact:
Karen Hartquist
Dolby Laboratories, Inc.
415-505-8357
karen.hartquist@dolby.com